ALASKA AIR GROUP, INC.
2016 PERFORMANCE INCENTIVE PLAN
DIRECTOR DEFERRED STOCK UNIT AWARD AGREEMENT
THIS DIRECTOR DEFERRED STOCK UNIT AWARD AGREEMENT (this “Agreement”) dated ____________, by and between ALASKA AIR GROUP, INC., a Delaware corporation (the “Corporation”), and ___________ (the “Director”) evidences the award of stock units (the “Award”) granted by the Corporation to the Director as to the number of stock units (the “Stock Units”) first set forth below.

Number of Stock Units[1]:	Award Date:

Vesting The Stock Units shall be considered one hundred percent (100%) vested at all times.

The Award is granted under the Alaska Air Group, Inc. 2016 Performance Incentive Plan (the “Plan”) and subject to the Terms and Conditions of Director Deferred Stock Unit Award (the “Terms”) attached to this Agreement (incorporated herein by this reference) and to the Plan. The Award has been granted to the Director in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Director. Capitalized terms are defined in the Plan if not defined herein. The parties agree to the terms of the Award set forth herein. The Director acknowledges receipt of a copy of the Terms, the Plan and the Prospectus for the Plan.

DIRECTOR	ALASKA AIR GROUP, INC. a Delaware corporation
_________________________________________	By: _____________________________________
Bradley D. Tilden Chairman, President and CEO

1 Subject to adjustment under Section 7.1 of the Plan.
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TERMS AND CONDITIONS OF DIRECTOR DEFERRED STOCK UNIT AWARD

1.Stock Units. As used herein, the term “stock unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Corporation’s Common Stock (subject to adjustment as provided in Section 7.1 of the Plan) solely for purposes of the Plan and this Agreement. The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Director pursuant to this Agreement. The Stock Units shall not be treated as property or as a trust fund of any kind.
2. No Service Commitment. Neither the Award nor anything contained in these Terms or the Plan constitutes a continued service commitment by the Corporation or interferes with the right of the Corporation to increase or decrease the compensation of the Director from the rate in existence at any time.
3. Limitations on Rights Associated with Units. The Director shall have no rights as a stockholder of the Corporation, no dividend rights and no voting rights, with respect to the Stock Units and any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Director. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate.
4. Restrictions on Transfer. Neither the Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Corporation, or (b) transfers by will or the laws of descent and distribution.
5. Timing and Manner of Payment of Stock Units. On or as soon as administratively practical after (and in all events not more than ninety (90) days after) the first date on which the Director is no longer a member of the Board (the “Severance Date”), the Corporation shall deliver to the Director a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) equal to the number of Stock Units subject to this Award; provided, however, that in all events the Director’s Severance Date will be the date on which the Director incurs a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h)(1), without regard to the optional alternative definitions available thereunder (i.e. generally the date on which the Director is no longer a member of the Board or employed by the Corporation or a Subsidiary); and provided, further, that in the event the Director is a “specified employee” (within the meaning of Treasury Regulation Section 1.409A-1(i)) on the Severance Date, the Director shall not be entitled to any payment of the Stock Units until the earlier of (i) the date which is six (6) months after his separation from service with the Corporation for any reason other than death, or (ii) the date of the Director’s death, if and to the extent such delay in payment is required to comply with Section 409A of the Code. The Corporation’s obligation to deliver shares of Common Stock or otherwise make payment with respect to the Stock Units is subject to the condition precedent that the Director or other person entitled under the Plan to receive any shares with respect to the Stock Units deliver to the Corporation any representations or other documents or assurances that the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.
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6. Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan (including, without limitation, an extraordinary cash dividend on such stock), the Administrator shall make adjustments in accordance with such section in the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award. No such adjustment shall be made with respect to any ordinary cash dividend paid on the Common Stock.
7. Tax Withholding. Subject to Section 8.1 of the Plan, upon any distribution of shares of Common Stock in respect of the Stock Units, the Corporation shall automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value (determined in accordance with the applicable provisions of the Plan), to satisfy any withholding obligations of the Corporation or its Subsidiaries with respect to such distribution of shares at the minimum applicable withholding rates. In the event that the Corporation cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Stock Units, the Corporation (or a Subsidiary) shall be entitled to require a cash payment by or on behalf of the Director and/or to deduct from other compensation payable to the Director any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.
8. Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Director at the Director’s last address reflected on the Corporation’s records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Director is no longer a member of the Board, shall be deemed to have been duly given by the Corporation when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.
9. Plan. The Award and all rights of the Director under this Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Director agrees to be bound by the terms of the Plan and this Agreement. The Director acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Director unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.
10. Entire Agreement. This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Director hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.
11. Limitation on Director’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any
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underlying program, in and of itself, has any assets. The Director shall have only the rights of a general unsecured creditor of the Corporation with respect to amounts credited and benefits payable, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to Stock Units, as and when payable hereunder.
12. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
13. Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.
14. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.
15. Construction. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Agreement shall be construed and interpreted consistent with that intent.

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